Exhibit 32.2
Certifications of Chief Financial Officer
Pursuant to Section 906
Of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)
The undersigned, the Chief Financial Officer and Executive Vice President of Inotiv, Inc. (the “Company”), hereby certifies that, to the best of her knowledge:
(a)the Quarterly Report on Form 10-Q of the Company for the three and nine months ended June 30, 2025 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Beth A. Taylor
Beth A. Taylor
Chief Financial Officer and Executive Vice President
Date: August 7, 2025